UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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BGSF, Inc.

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BGSF

Notice of 2023 Annual Meeting of Stockholders

Wednesday, August 9, 2023
12:00 PM CDT
BGSF, Inc. (“BGSF”)
5850 Granite Parkway, Suite 730
Plano, Texas 75024

The 2023 Annual Meeting of Stockholders of BGSF will be held on Wednesday, August 9, 2023, at 12:00 PM CDT, at the Omni PGA Resort, 4341 PGA Parkway, Frisco, Texas 75033, for the following purposes:
1.To elect the Class III directors nominated by the Board of Directors;
2.To ratify the Audit Committee’s appointment of Whitley Penn LLP as our independent registered public accounting firm for the 2023 fiscal year ending December 31, 2023;
3.Approval of Amendments to the BGSF, Inc. 2013 Long-Term Incentive Plan, including to add an additional 250,000 shares of common stock available for issuance;
4.To conduct an advisory vote to approve named executive officer compensation; and
5.To transact other business that properly comes before the meeting.

Only stockholders of record at the close of business on June 12, 2023, are entitled to receive notice of and to vote at the annual meeting and at any and all adjournments or postponements thereof.

The Notice of 2023 Annual Meeting of Stockholders and Proxy Statement for the annual meeting is being made available to our stockholders on or about June 30, 2023 on the Internet or, upon request, in printed form by mail. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card and on the Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice will also include instructions for stockholders on how to access the proxy card to vote over the Internet.

Your vote is important, and whether or not you plan to attend the annual meeting, please vote as promptly as possible. We encourage you to vote via the Internet, as it is the most convenient and cost-effective method of voting. You may also vote by mail (if you received paper copies of the proxy materials). Instructions regarding both methods of voting are included in the Notice, the proxy card and the Proxy Statement.

Thank you in advance for voting and for your support of BGSF.

By order of the Board of Directors,

/s/ John R. Barnett
John R. Barnett
Chief Financial Officer and Secretary
June 20, 2023
Plano, Texas

Table of Contents

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING AND VOTING PROCEDURES		1
PROPOSAL ONE:	ELECTION OF DIRECTORS	4
BOARD INFORMATION		8
DIRECTOR COMPENSATION		11
CORPORATE GOVERNANCE		12
PROPOSAL TWO:	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14
AUDIT COMMITTEE REPORT		15
EXECUTIVE OFFICERS		16
PROPOSAL THREE:	APPROVAL OF AMENDMENTS TO THE BGSF, INC. 2013 LONG-TERM INCENTIVE PLAN, INCLUDING TO ADD AN ADDITIONAL 250,000 SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE.	24
2013 LONG-TERM INCENTIVE PLAN		26
PROPOSAL FOUR:	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	32
RELATED PERSON TRANSACTIONS		33
SECTION 16(a) REPORTS		33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		34
SUBMISSION OF STOCKHOLDER PROPOSALS		35
OTHER BUSINESS		35

BGSF
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Principal Executive Offices)

PROXY STATEMENT
_____________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by BGSF, Inc. (“BGSF”, “we”, “us”, or “our”), on behalf of its Board of Directors (the “Board”), for the 2023 Annual Meeting of Stockholders. This Proxy Statement and related proxy materials are being made available to our stockholders on the Internet or, upon request, mailed to our stockholders on or about June 30, 2023.
QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING AND VOTING PROCEDURES
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 1, 2023 (the “Form 10-K”) available on the Internet. If you received the Notice by mail and would prefer to receive a printed copy of our proxy materials, please follow the instructions for requesting printed copies included in the Notice. The Notice also contains instructions on how to access and review all of the important information contained in the proxy materials provided on the Internet, including how you may submit your proxy over the Internet.
Who may vote?

Stockholders of record as of the close of business on June 12, 2023, the record date for the annual meeting, may vote at the meeting. Each share of common stock entitles the holder to one vote per share. As of June 12, 2023 there were 10,838,776 shares of our common stock outstanding.
What constitutes a quorum?

The holders of a majority of our outstanding shares of common stock entitled to vote at the annual meeting must be represented at the annual meeting in person or by proxy to have a quorum. Any stockholder present at the annual meeting, either in person or by proxy, but who abstains from voting, will be counted for purposes of determining whether a quorum exists.
How do I vote?

You cannot vote your shares of common stock unless you are present at the meeting or you have previously given your proxy. You can vote by proxy in one of the following two convenient ways:
•If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card in the enclosed envelope; or
•on the Internet, by visiting the website shown on the Notice or the proxy card and following the instructions.
BGSF – 2022 Proxy Statement – 1

 How will the proxies be voted?

All properly executed proxies, unless revoked as described below, will be voted at the meeting in accordance with your directions on the proxy. If a properly executed proxy does not provide instructions, the shares of common stock represented by your proxy will be voted:
•“FOR” the election of C. David Allen Jr. and Douglas E. Hailey, as Class III directors;
•“FOR” the ratification of the Audit Committee’s appointment of Whitley Penn LLP as our independent registered public accounting firm for the 2023 fiscal year ending December 31, 2023;
•“FOR” the approval of amendments to the BGSF, Inc. 2013 Long-Term Incentive Plan, including to add an additional 250,000 shares of common stock available for issuance; and
•“FOR” the non-binding advisory resolution to approve the compensation of our named executive officers.
The proxy holders will use their discretion on any other matters that properly come before the meeting. Unless otherwise stated, all shares represented by your completed, returned, and signed proxy will be voted as described above. If you are voting on the Internet, the proxies will be voted in accordance with your voting instructions. If you are voting on the Internet, your voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on August 8, 2023.
How may I revoke my proxy?

You may revoke your proxy at any time before or at the annual meeting (in each case, before the vote at the annual meeting) by:
•Delivering a signed, written revocation letter, dated later than the proxy, to John R. Barnett, Chief Financial Officer and Secretary, at 5850 Granite Parkway, Suite 730, Plano, Texas 75024;
•Voting at a later time on the Internet, if you previously voted on the Internet; or
•Attending the meeting and voting in person or by proxy (if your shares are held in street name, you will need a proper legal proxy from the stockholder of record in order to vote your shares in person at the meeting). Attending the meeting alone will not revoke your proxy.
How many votes must each proposal receive to be adopted?

The election of our Class III directors require the affirmative vote of a plurality of the shares of common stock cast at the meeting. You may only vote “FOR” or “WITHHELD” with respect to election of directors, and as a result, there will not be any abstentions on this proposal. Broker non-votes will have no effect on the outcome of this proposal.
The affirmative vote of a majority of shares present in person or represented by proxy is required to ratify Whitley Penn LLP as our independent registered public accounting firm. Abstentions will have the same effect as a vote against, and brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
The affirmative vote of a majority of shares present in person or represented by proxy is required to ratify the amendments to the 2013 Long-Term Incentive Plan, including for an additional 250,000 shares of common stock available for issuance and to extend the termination date of the plan to February 6, 2034. Broker non-votes will have no effect on the outcome of this proposal, and abstentions will count against the vote to ratify such amendment.
The affirmative vote of the majority of shares present in person or represented by proxy is required to approve, on a non-binding advisory basis, the Company’s named executive officer compensation. Abstentions as to these proposals will have the same effect as votes “AGAINST” such proposal, and “broker non-votes” will not have any effect on the outcome of such proposal.

BGSF – 2022 Proxy Statement – 2

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners, or clients, do not receive voting instructions from the clients. Brokers holding shares of record for client's generally are not entitled to vote on certain matters unless they receive voting instructions from their clients. In the event that a broker does not receive voting instructions for these matters, a broker may notify us that it lacks voting authority to vote those shares. These broker non-votes refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their client's instructions. These broker non-votes will be included in determining whether a quorum exists.
Your bank or broker is not permitted to vote your uninstructed shares in the election of directors, the approval of amendments to the 2013 Plan, or the non-binding advisory resolution to approve named executive officer compensation. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf in such matters. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.
Who is soliciting this proxy?

The Board is soliciting this proxy. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic mail or personal interview. The Company will bear the cost of any solicitation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.
BGSF – 2022 Proxy Statement – 3

PROPOSAL ONE:	ELECTION OF DIRECTORS
What is the organizational structure of the Board?

The number of directors currently constituting our entire Board is seven. The directors are divided into three classes. In general, directors in each class serve for a term of three years.

How many directors are to be elected?

Two Class III directors are to be elected by our stockholders.

Who is the board nominee?

Our Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated C. David Allen Jr., and Douglas E. Hailey to be re-elected as Class III directors, by the stockholders. Mr. Allen and Mr. Hailey have agreed to stand for re-election. However, should any of them become unable or unwilling to accept nomination or election, the shares of common stock voted for Mr. Allen and Mr. Hailey by proxy will be voted for the election of a substitute nominee whom the proxy holders believe will carry out our present policies. Our Board has no reason to believe that Mr. Allen and Mr. Hailey, will be unable or unwilling to serve if elected, and, to the knowledge of the Board, all intend to serve the entire term for which election is sought.

We urge you to vote “FOR” Mr. Allen and Mr. Hailey as Class III directors.

C. David Allen, Jr.

Independent Director
Age: 59
Director Since: 2014
Committees Served: Audit Committee, Compensation Committee

Starting in 2022, Mr. Allen has served as Chief Financial Officer of Life Sciences Logistics, a Blackstone portfolio company. From 2016 to 2022, Mr. Allen has served as Chief Financial Officer of Smart Start, LLC, a provider of automotive technology products. Prior to Smart Start, from 2015 to 2016, Mr. Allen served as Chief Financial Officer of Graebel Vanlines Holdings, LLC, a provider of commercial and residential logistics, moving and storage services. Prior to Graebel, from 2009 to 2015, Mr. Allen served as an officer of Snelling Services, LLC, a workforce solutions and contract provider. From 2010 to 2015, Mr. Allen served as President and Chief Executive Officer. From 2009 to 2010 he served as Chief Financial Officer. Prior to Snelling, Mr. Allen served for three years as Chief Operating Officer and six years as Chief Financial Officer for Telvista Inc., a business process outsourcer providing customer relationship management solutions. He earned a Master of Business Administration degree from the Tuck School at Dartmouth College in 1993 and received a Bachelor of Business Administration from Stephen F. Austin State University with honors in 1986. Our Board benefits from Mr. Allen's extensive experience in the workforce solutions industry as well as his financial expertise.

BGSF – 2022 Proxy Statement – 4

Douglas E. Hailey

Independent Director
Age: 61
Director Since: 2013
Committees Served: Audit Committee (Chair), Nominating and Corporate Governance Committee

Douglas E. Hailey served on the board of managers of LTN Acquisition, LLC (the former parent of the predecessor to BGSF, Inc.) since its inception and was appointed to our Board in November 2013. Mr. Hailey is the managing director of Taglich Private Equity LLC. Mr. Hailey joined Taglich Brothers, Inc. in 1994 as Head of Investment Banking and is an employee, not a partner, director, shareholder or executive officer. Taglich Brothers, Inc. is not an affiliate of Taglich Private Equity LLC. He co-led the private equity initiative in 2001 and currently participates in evaluating and executing new investments. Prior to joining Taglich Brothers, Inc., Mr. Hailey spent five years with Weatherly Financial Group, assisting in sponsoring leveraged buyouts and five years in structured finance lending at Heller Financial and the Bank of New York. He received a Bachelor of Business Administration from Eastern New Mexico University and a Master of Business Administration in Finance from the University of Texas. Our Board benefits from Mr. Hailey's perspective and experience with our ongoing operations and strategy that he has obtained through his prolonged service to the company and due to his ability to assist with the evaluation of potential acquisitions.

Who are the continuing members of the Board?

The terms of the following five members of our Board will continue past the annual meeting.

Term to Expire at the 2024 Annual Meeting:

Beth Garvey

Chair, President and Chief Executive Officer
Age: 57
Director Since: 2020
Beth Garvey began serving as President and Chief Executive Officer of the Company in October 2018. Ms. Garvey previously served as Chief Operating Officer of the Company from August 2016 and joined the Company through the Company's acquisition of substantially all of the assets of InStaff Holding Corporation and InStaff Personnel, LLC (“InStaff”) in 2013. Ms. Garvey started at InStaff in 1998 as Director of Human Resources, subsequently serving as Director of Operations, VP of Operations, Senior VP of Operations, COO and ultimately CEO prior to our acquisition. The Staffing Industry Analysts has recognized her as one of North America Staffing 100 for the previous 3 years and included her in the Global Power 150 – Women in Staffing list for the past 4 years. In addition, D CEO has named Ms. Garvey as one of the top Dallas 500 Business Leaders 4 times. In 2010, Ms. Garvey was a Dallas Business Journal ‘Women in Business’ honoree recognizing outstanding local women business leaders who not only make a difference in their industries, but also in their communities. Ms. Garvey currently serves on the Board of Directors of the National Association of Corporate Directors in North Texas, Junior Achievement of Dallas, and the Board of Directors of the Dallas Regional Chamber, where she is a member of the DEI Diversity Leadership Sub-Council, and prior co-chair of the Talent Attraction committee. She is a past chair of the Executive Committee for the Dallas Executive Women’s Roundtable. She is a member of YTexas and founding Board Member of the YTexas Foundation an initiative of Texas CEOs to help advance workforce development initiatives for students and veterans in the State of Texas. In addition, she is a member of the Leadership Committee for the Dallas 50/50 Women on Boards. Ms. Garvey was named as a finalist in the EY Entrepreneur of the Year® 2020 Award for the Southwest region. Our Board benefits from Ms. Garvey's extensive experience in the workforce solutions industry.
BGSF – 2022 Proxy Statement – 5

Donna Carroll

Independent Director
Age: 58
Director Since: 2023
Committees Served: Audit Committee, Compensation Committee

Ms. Carroll has served as the Founder and President of Human Factor, LLC, a provider of advisory, consulting, and leadership development services to public sector and non-profit organizations since July 2020. From January 2017 to July 2020, Ms. Carroll served, among other roles, as Chief Sales Officer of Supplemental Health Care, a private healthcare staffing and professional services company. Ms. Carroll is also member of the Board of Directors of Champions Community Foundation, Inc., on the Leadership Advisory Council of the Women Business Collaborative, and a former advisory Board member of Phaidon International. She attended Kalamazoo Valley Community College and holds a Certificate in Leading Change and Organizational Leadership from the University of Georgia – Terry College of Business, and a Certificate in the Future of Work: Leading Modern Workplaces through the Wharton School of the University of Pennsylvania. Additionally, she is a Certified Professional Coach and COR.E Dynamics | Leadership Dynamics Specialist. Our Board will benefit from Ms. Carroll's substantial experience in the professional services and staffing industry.

Term to Expire at the 2025 Annual Meeting:

Richard L. Baum, Jr.

Independent Director
Age: 63
Director Since: 2013
Committees Served: Audit Committee, Compensation Committee (Chair), Nominating and Corporate Governance Committee (Chair)

Richard L. Baum, Jr. served on the board of managers of LTN Acquisition, LLC (the former parent of the predecessor to BGSF, Inc.) since its inception and was appointed to serve on our Board in November 2013. Since March 2013, Mr. Baum has been Chairman of the Board of Unique Fabricating, Inc. (NYSE American: UFAB). Mr. Baum joined Taglich Private Equity LLC in 2005 and currently is an active director with a number of private companies where Taglich has an investment. Prior to joining Taglich, Mr. Baum led a group that purchased a private equity portfolio from Transamerica Business Credit. From 1998 to 2003, Mr. Baum was a Managing Director in the small business merger and acquisition practices of Wachovia Securities and its predecessor, First Union Securities. From 1988 through 1998, Mr. Baum was a Principal with the Mid-Atlantic Companies, Ltd., a financial services firm acquired by First Union in 1998. Mr. Baum received a Bachelor of Science from Drexel University and a Master of Business Administration from the Wharton School of the University of Pennsylvania. Our Board benefits from Mr. Baum's perspective and experience with our ongoing operations and strategy that he has obtained through his prolonged service to the company and due to his ability to assist with the evaluation of potential acquisitions.

BGSF – 2022 Proxy Statement – 6

Cynthia Marshall

Independent Director
Age: 63
Director Since: 2020
Committees Served: Compensation Committee, Nominating and Corporate Governance Committee

Ms. Marshall is currently the CEO of the Dallas Mavericks, is Founder, President and CEO of the consulting firm Marshalling Resources. The Marshalling Resources consulting firm specializes in leadership, diversity and inclusion, culture transformation and overall optimization of people resources. Ms. Marshall worked with The Dow Chemical Company in 2017 and 2018 to develop and implement a strategy for institutionalizing an inclusive culture. Prior to this position, Ms. Marshall retired from a 36-year career at AT&T, where she had ultimately served as SVP - Human Resources and Chief Diversity Officer. She was responsible for identifying and developing leaders, aligning employees with the company’s vision and priorities, overseeing major business unit HR support, performance development, employee engagement, skills transformation initiatives, EEO and Affirmative Action. She led the team that created a world class Diversity and Inclusion culture, earning AT&T a top 3 ranking on Diversity Inc’s 2017 Top 50 list of companies. Ms. Marshall also spearheaded the work that for the first-time placed AT&T on Fortune’s 100 Best Companies to Work For list in 2017 (one of only two Fortune 50 companies). Before her SVP-Human Resources and Chief Diversity Officer roles, Ms. Marshall served as President - AT&T North Carolina where she became the first African-American chair of the North Carolina State Chamber of Commerce. Marshall graduated from the University of California-Berkeley with degrees in Business Administration and Human Resources Management and holds four honorary Doctorate degrees. Ms. Marshall has chaired a variety of non-profit boards and is currently on the board of Dallas CASA, Dallas Regional Chamber, Texas Women’s Foundation, Texas 2036 and a member of the Executive Leadership Council. Our Board benefits from Ms. Marshall's extensive leadership and business experience and her expertise with respect to human resources and culture.

Paul A. Seid

Independent Director
Age: 75
Director Since: 2014
Committees Served: Compensation Committee, Nominating and Corporate Governance Committee

Since 2010, Mr. Seid has served on the board of directors of BioVentrix, a medical device company. Starting in 2013, he has served as Chief Executive Officer of RST Automation, a maker of hospital robotic devices which was established 2004. He has been President since 2004 of Strategic Data Marketing, a research and data collection company. He has also founded, bought and/ or sold over twenty companies in Asia, Europe, North, and South America. Mr. Seid graduated from Queen’s College, a division of the City University of New York, in 1968 with a Bachelor’s degree in Political Science. Mr. Seid has held numerous other board of directors and consulting positions. Our Board benefits from Mr. Seid's extensive experience growing diverse businesses.
BGSF – 2022 Proxy Statement – 7

BOARD INFORMATION

Independent Directors
Our Board has determined that the following directors are “independent” as defined under the rules of the New York Stock Exchange (“NYSE”): C. David Allen, Jr., Richard L. Baum Jr., Donna Carroll, Douglas E. Hailey, Cynthia Marshall, and Paul A. Seid. Our Board considers, among other things, relevant transactions, relationships or arrangements, if any, required to be disclosed by the Company under Item 404 of Regulation S-K in reaching the forgoing conclusion.

Board Meetings

During 2022, our Board met four times, including regularly scheduled and special meetings. Each director attended all regularly scheduled meetings of the Board and at least 75% of all applicable Board committee meetings during his or her service as a director.

Board Leadership and Role in Risk Oversight

Meetings of our Board (including executive sessions other than executive sessions consisting only of independent directors) are presided over by our Chair of the Board, Beth Garvey. Our Board does not have a formal policy addressing whether or not the roles of chair and chief executive officer should be separate or combined. The directors serving on the Board possess considerable professional and industry experience, significant experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that the Company faces. As such, the Board believes that it is in the best position to evaluate the needs of the Company and to determine how best to organize the Company’s leadership structure to meet those needs. While the Board believes it is important to retain the flexibility to determine whether the roles of chair and chief executive officer should be separated or combined in one individual, the Board believes that our structure represents the appropriate allocation of roles and responsibilities at this time. Our Board believes that Ms. Garvey is currently best situated to preside over meetings of our Board because of her familiarity with our business and ability to effectively identify strategic priorities and lead the discussion and execution of strategy. Ms. Garvey works closely with senior management and various Board members to identify appropriate topics of consideration for the Board and to plan effective and informative Board meetings.

Our Board oversees the risk management activities designed and implemented by our management and executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, our whistle blower program, cybersecurity, business operations, capital structure, and ESG matters. In addition, our Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board delegates to the Audit Committee oversight of our risk management process. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines on a number of significant matters, including director qualifications, director responsibilities, board committees, director access to officers, employees, and advisors, director compensation, related party transactions, annual performance evaluations, and chief executive officer and director succession. A copy of the Corporate Governance Guidelines is posted on our home office website, under the investor relations tab at www.bgsf.com. The information on our website is not part of this Proxy Statement.

BGSF – 2022 Proxy Statement – 8

Committees of the Board of Directors

 The standing committees of our Board consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees reports to our Board as they deem appropriate and as our Board may request. The composition, duties and responsibilities of these committees are set forth below.

 Audit Committee

 The Audit Committee is responsible for, among other matters: (1) appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them; (2) overseeing our independent registered public accounting firm’s qualifications, independence and performance; (3) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (4) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (5) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (6) reviewing and approving related person transactions; and (7) overseeing the risk management process.

Our Audit Committee consists of C. David Allen, Jr., Richard L. Baum, Jr., Donna Carroll, and Douglas E. Hailey. We believe that each qualifies as independent directors according to the rules and regulations of the SEC and NYSE with respect to audit committee membership. We also believe that Mr. Hailey and Mr. Allen qualify as “audit committee financial experts,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which is available on our home office website under the investor relations tab at www.bgsf.com. The information on our website is not part of this Proxy Statement.

The Audit Committee held four meetings in 2022.
 Compensation Committee

 The Compensation Committee is responsible for, among other matters: (1) reviewing key team member (i.e., employee) compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, president and chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans, including our 2013 Long-Term Incentive Plan and 2020 Employee Stock Purchase Plan. The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the committee may deem appropriate in its sole discretion. The Compensation Committee may invite such members of management to its meetings as it deems appropriate. However, the Compensation Committee meets regularly without such members present, and in all cases no officer may be present at meetings at which such officer’s compensation or performance is discussed or determined. The Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities. Neither the Compensation Committee nor management engaged a compensation consultant with respect to the 2022 fiscal year.

 Our Compensation Committee consists of C. David Allen, Jr., Richard L. Baum, Jr., Donna Carroll, Cynthia Marshall, and Paul A. Seid. Our Board has adopted a written charter for the Compensation Committee, which is available on our home office website under the investor relations tab at www.bgsf.com. The information on our website is not part of this Proxy Statement.

The Compensation Committee held two meetings in 2022.

BGSF – 2022 Proxy Statement – 9

Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee, which identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. Our Nominating and Corporate Governance Committee charter defines the committee’s primary duties. The Nominating and Corporate Governance Committee will evaluate nominees for director, including nominees recommended by stockholders, using all relevant criteria, including diversity of experience and background. The Nominating and Corporate Governance Committee will consider any director candidates recommended by the Company’s stockholders provided that the notice and information requirements specified by Section 2.06(b)–(c) of the Bylaws (relating to direct stockholder nominations) are complied with.

Our Nominating and Corporate Governance Committee consists of Richard L. Baum, Jr., Douglas E. Hailey, Cynthia Marshall, and Paul A. Seid. A copy of the Nominating and Corporate Governance Committee’s charter is posted on our home office website, under the investor relations site at www.bgsf.com. The information on our website is not part of this Proxy Statement.

The Nominating and Corporate Governance Committee met four times in 2022.

Other Committees

 Our Board may establish other committees as it deems necessary or appropriate from time to time.

Family Relationships

There are no family relationships among any of our executive officers or any of our directors.
BGSF – 2022 Proxy Statement – 10

DIRECTOR COMPENSATION

Set forth below is a summary of the components of compensation payable to our non-management directors.

Cash Compensation for the 2022 Fiscal Year

We reimburse each member of our Board for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of our Board and any committees thereof, including, without limitation, reasonable travel, lodging and meal expenses. Each director who is not also a team member (i.e., employee) or officer of the Company is also entitled to (i) an annual retainer of $45,000 for their service on our Board, and (ii) an annual retainer of $5,000 for audit committee service.

Name(1)	Board Member ($)	Audit Committee ($)	Compensation Committee ($)	Nominating & Corporate Governance Committee ($)	Chairman of the Board ($)	Total ($)

C. David Allen, Jr.	$45,000	$5,000	$—	$—	$—	$50,000
Richard L. Baum, Jr.	$45,000	$5,000	$—	$—	$—	$50,000
Douglas E. Hailey	$45,000	$5,000	$—	$—	$—	$50,000
Cynthia Marshall	$45,000	$—	$—	$—	$—	$45,000
Paul A. Seid	$45,000	$—	$—	$—	$—	$45,000
(1)     Donna Carroll was appointed to the Board in April 2023 and serves on the Audit Committee and the Compensation Committee.

Director Compensation for the 2022 Fiscal Year

The table below sets forth the compensation payable to our non-management directors for service during the 2022 fiscal year.

Name(1)	Fees earned or paid in cash ($)	Stock awards ($) (*)	Option awards ($) (*)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

C. David Allen, Jr.	$50,000	$45,667	$9,355	$—	$—	$—	$105,022
Richard L. Baum, Jr.	$50,000	$45,667	$9,355	$—	$—	$—	$105,022
Douglas E. Hailey	$50,000	$45,667	$9,355	$—	$—	$—	$105,022
Cynthia Marshall	$45,000	$66,288	$6,224	$—	$—	$—	$117,512
Paul A. Seid	$45,000	$45,667	$9,355	$—	$—	$—	$100,022
(*)    The amounts reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 16 Share-based Compensation to the audited consolidated financial statements included in the Form 10-K.
(1)    Donna Carroll was appointed to the Board in April 2023 and serves on the Audit Committee and the Compensation Committee.

BGSF – 2022 Proxy Statement – 11

CORPORATE GOVERNANCE

General

Our Board has established corporate governance practices designed to serve the best interests of the Company and our stockholders. In this regard, our Board has, among other things, adopted:

•a code of business conduct and ethics applicable to all of our Board members, as well as all of our team members, including our President and Chief Executive Officer and Chief Financial Officer and Secretary;

•procedures regarding stockholder communications with our Board and its committees;

•a whistle blower policy for the submission of complaints or concerns relating to accounting, internal accounting controls or auditing matters;

•provisions in our Bylaws regarding director candidate nominations and other proposals by stockholders; and

•written charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Our Board intends to monitor developing standards in the corporate governance area and, if appropriate, modify our policies and procedures with respect to such standards. In addition, our Board will continue to review and modify our policies and procedures as appropriate to comply with any new requirements of the SEC or NYSE.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our team members, including our chief executive officer and our chief financial officer (who is our principal accounting officer). Our Code of Ethics is available on our home office website, under the investor relations tab at www.bgsf.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive, financial and accounting officers by posting the required information on our home office website at the above address. Our website is not part of this Proxy Statement.

Stockholder Communications with the Board

Stockholders (or other interested parties) may contact the Board or any committee of the Board by any one of the following methods:

By telephone: 972-692-2400	By mail: BGSF, Inc. Attn: Corporate Secretary 5850 Granite Parkway, Suite 730 Plano, Texas 75024	By e-mail: InvestorRelations@BGSF.com

BGSF – 2022 Proxy Statement – 12

Relevant communications will be distributed to the Board, or to any individual director or group of directors, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that is threatening, illegal or similarly unsuitable will be excluded. Any communication that is screened as described above will be made available to any director upon his or her request.

Director Attendance at Annual Meeting of Stockholders

Our Board has not adopted a formal policy stating that each member of the Board should attend our annual meeting of stockholders. However, we anticipate that each director will attend this year's annual meeting in person or telephonically. At the 2022 annual meeting of stockholders, five directors were present.

BGSF – 2022 Proxy Statement – 13

PROPOSAL TWO:	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Whitley Penn LLP as our independent registered public accounting firm for the 2023 fiscal year ending December 31, 2023 and Whitley Penn LLP has served in this capacity since 2013. Our Board has further directed that we submit the selection of our independent registered public accounting firm for ratification by our stockholders at the 2023 annual meeting.

Representatives of Whitley Penn LLP will attend the annual meeting and will be available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

The Audit Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, and accordingly, all services and fees in the 2022 and 2021 fiscal years provided by Whitley Penn LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining Whitley Penn LLP’s independence. The Audit Committee has determined that the rendering of non-audit services by Whitley Penn LLP during the fiscal years ended January 1, 2023 and December 26, 2021 was compatible with maintaining the firm’s independence.

Stockholder ratification of the selection of Whitley Penn LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Whitley Penn LLP to the stockholders for ratification as a matter of good corporate practice. The Audit Committee believes it to be in the best interests of our stockholders to retain, and has retained, Whitley Penn LLP as our independent registered public accounting firm for the 2023 fiscal year ending December 31, 2023. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue the retention of Whitley Penn LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and those of our stockholders. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. Based upon the Audit Committee’s analysis of this information, the Audit Committee will determine which registered independent public accounting firm to engage to perform our annual audit each year.

Our Board recommends that you vote “FOR” the proposal to ratify the selection of Whitley Penn LLP as our independent registered public accounting firm for the 2023 fiscal year ending December 31, 2023.
Principal Accountant Fees and Services

Aggregate fees billed or incurred related to the following years for professional services rendered by Whitley Penn LLP for the fiscal years ended January 1, 2023 and December 26, 2021 are set forth below.

	2022	2021

Audit Fees (1)	$290,424	$304,803
Audit-Related Fees (2)	203,061	67,400
Tax Fees	—	—
All Other Fees	—	—
Total	$493,485	$372,203

(1)	Audit fees consist principally of fees for the audit of our consolidated financial statements and Sarbanes-Oxley audit over internal controls, review of our interim consolidated financial statements.
(2)	These fees consist principally of fees related to the review of SEC registration statements, acquisition due diligence, audit services related to our acquisitions, and U.S. Department of Labor filings.

BGSF – 2022 Proxy Statement – 14

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by the Company to any governmental body or the public.

In discharging its oversight responsibilities, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the auditors’ independence consistent with the applicable requirements of the Public Company Accounting Standards Board, discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the integrity of the Company’s financial reporting processes, including the Company’s internal accounting systems and controls, and reviewed with management and the independent auditors the Company’s significant accounting principles and financial reporting issues, including judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board, Auditing Standard AS1301, Communications with Audit Committees, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements of the Company.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 1, 2023 with management and the independent auditors. Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Securities Exchange Act of 1934, as amended), and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those consolidated financial statements. The Company's independent auditors are also responsible for performing an audit of the Company's internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee are “independent” as defined by SEC and NYSE rules, and our Board has determined that Douglas E. Hailey and C. David Allen, Jr. are “audit committee financial experts” as defined by SEC rules.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee periodically meets with the Company’s independent auditors, with and without management present, and in private sessions with members of senior management to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Douglas E. Hailey, Chair
C. David Allen, Jr.
Richard L. Baum, Jr.

Incorporation by Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the section of this Proxy Statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
BGSF – 2022 Proxy Statement – 15

EXECUTIVE OFFICERS

Our Board appoints our executive officers and updates the executive officer positions as needed throughout the fiscal year. Each executive officer serves at the behest of our Board and until their successors are appointed, or until the earlier of their death, resignation or removal.

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement:

Name	Age	Position

Beth Garvey	57	President and Chief Executive Officer
John Barnett	56	Chief Financial Officer and Secretary

Beth Garvey began serving as President and Chief Executive Officer of the Company in October 2018. Ms. Garvey previously served as Chief Operating Officer of the Company from August 2016 and joined the Company through the Company's acquisition of substantially all of the assets of InStaff Holding Corporation and InStaff Personnel, LLC (“InStaff”) in 2013. Ms. Garvey started at InStaff in 1998 as Director of Human Resources, subsequently serving as Director of Operations, VP of Operations, Senior VP of Operations, COO and ultimately CEO prior to our acquisition. The Staffing Industry Analysts has recognized her as one of North America Staffing 100 for the previous 3 years and included her in the Global Power 150 – Women in Staffing list for the past 4 years. In addition, D CEO has named Ms. Garvey as one of the top Dallas 500 Business Leaders 4 times. In 2010, Ms. Garvey was a Dallas Business Journal ‘Women in Business’ honoree recognizing outstanding local women business leaders who not only make a difference in their industries, but also in their communities. Beth currently serves on the Board of Directors of the National Association of Corporate Directors in North Texas, Junior Achievement of Dallas, and the Board of Directors of the Dallas Regional Chamber, where she is a member of the DEI Diversity Leadership Sub-Council, and prior co-chair of the Talent Attraction committee. She is a past chair of the Executive Committee for the Dallas Executive Women’s Roundtable. She is a member of YTexas and founding Board Member of the YTexas Foundation an initiative of Texas CEOs to help advance workforce development initiatives for students and veterans in the State of Texas. In addition, she is a member of the Leadership Committee for the Dallas 50/50 Women on Boards. Ms. Garvey was named as a finalist in the EY Entrepreneur of the Year® 2020 Award for the Southwest region.

John Barnett joined as Chief Financial Officer and Secretary in March 2023. Prior to joining the Company, Mr. Barnett served as Chief Financial Officer of Protective Insurance (NASDAQ: PTVC) from October 2019 to February 2022 and as Chief Financial Officer of First Acceptance (NYSE: FAC) from November 2018 to September 2019. He also served in senior leadership roles for both Broadcast Music, Inc. and Anheuser-Busch. Mr. Barnett earned a Bachelor of Science degree from the U.S. Military Academy at West Point, a Master of Science in Engineering Management from Missouri University of Science and Technology, and an MBA from the University of Illinois Urbana-Champaign. Early in his career, Barnett served in the U.S. Army advancing to the rank of Captain.

Named Executive Officers

Our named executive officers(1) for the 2022 fiscal year are:

•Beth Garvey, our President and Chief Executive Officer;

•Dan Hollenbach, our Chief Financial Officer and Secretary.

(1)John R. Barnett was named as Chief Financial Officer and Secretary in March 2023.

Throughout this section, the term “named executive officer” is intended to refer to the individuals identified above. During the 2022 fiscal year, we had only two executive officers, each of whom is set forth above.

BGSF – 2022 Proxy Statement – 16

Summary Compensation Table

The following table presents compensation information for our named executive officers with respect to the 2022 and 2021 fiscal years.

Name and Principal Position (3)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (*)	Option Awards ($) (*)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All Other Compensation ($)		Total ($)

Beth Garvey Chair, President and Chief Executive Officer	2022	$425,000	$297,500	$79,598	$203,268	$—	$—	$15,521	(1)	$1,020,887
	2021	$425,000	$188,388	$28,922	$102,816	$—	$—	$14,857	(1)	$759,983

Dan Hollenbach Chief Financial Officer and Secretary (2)	2022	$320,000	$224,000	$64,898	$109,525	$—	$—	$10,800	(1)	$729,223
	2021	$320,000	$146,388	$33,373	$82,648	$—	$—	$10,400	(1)	$592,809
(*)The amounts reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 16 Share-based Compensation to the audited consolidated financial statements included in the Form 10-K.
(1)Represents the matching 401(k) contributions made by us.
(2)Served as Chief Financial Officer and Secretary until March 2023.
(3)John R. Barnett was named as Chief Financial Officer and Secretary in March 2023.

Pay Versus Performance

The following table reports the compensation of our Principal Executive Officer (“PEO”)(1) and the compensation of the other named executive officer1 as reported in the Summary Compensation Table for the past two fiscal years, as well as the “compensation actually paid” (“CAP”) as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Comp Table(SCI) - PEO	Compensation Actually Paid (CAP)PEO(2)	SCI Non-PEO NEO	CAP -Non-PEO NEO[2]	Total Shareholder Return	Peer Group Shareholder Return(3)	Net Income (in thousands)
2022	$1,020,887	$988,836	$729,223	$711,872	$117.64	$134.46	$25,361
2021	$759,983	$1,018,711	$592,809	$775,175	$102.82	$141.36	$14,109
(1)    During 2021-2022, Beth Garvey served as President and Chief Executive Officer, and Dan Hollenbach served as the Chief Financial Officer and Secretary, and the only other named executive officer (the “Non-PEO NEO”).
(2)    The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay Versus Performance table above. The applicable adjustments that were made to determine CAP for the PEO are summarized in the tables below.
(3)     The peer group used for calculating Peer Group Total Shareholder Return consists of the following corporations providing temporary or permanent employment services: Mastech Digital, GEE Group Inc, Staffing 360 SL; and Resources Connection Inc. This is the same group of companies used to prepare the Stock Performance Graph disclosed in the Company’s Annual Report on Form 10-K.

BGSF – 2022 Proxy Statement – 17

Year	Summary Comp Table	Subtract: Stock Awards in Summary Comp Table	Add fair value of all awards granted during the fiscal year that are outstanding and unvested	Add the change in the fair value of any awards granted in any prior fiscal year that are outstanding and unvested	Add the fair value of awards that are granted and vest in the same year	Add the change in fair value of any awards granted in any prior fiscal year that vested	Subtract the fair value of any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions	Add any dividends or other earnings paid on awards that are not otherwise included in the total compensation for the covered fiscal year	Compensation Actually Paid (CAP)
Beth Garvey PEO
2022	$1,020,887	$(79,598)	$28,802	$—	$18,745	$—	$—	$—	$988,836
2021	$759,983	$(28,922)	$210,150	$19,650	$57,850	$—	$—	$—	$1,018,711
Dan Hollenbach NEO
2022	$729,223	$(64,898)	$28,802	$—	$18,745	$—	$—	$—	$711,872
2021	$592,809	$(33,373)	$157,613	$14,738	$43,388	$—	$—	$—	$775,175

The following charts reflect how the CAP over the 2 year period ended January 1, 2023 aligns to trends in the Company's Total Shareholder Return and Net Income of the Company during the same period.

Compensation Actually Paid
vs.
Total Shareholder Return
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
COMPENSATION ACTUALLY PAID
$145
$140
$135
$130
$125
$120
$115
$110
$105
$100
TOTAL SHAREHOLDER RETURN
2021
2022

	2021	2022
PEO CAP	$1,018,711	$988,836
Non-PEO NEO CAP	$775,175	$711,872
BGSF Total Shareholder Return	$141.36	$134.46

BGSF – 2022 Proxy Statement – 18

Compensation Actually Paid
vs.
GAAP Net Income

$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
COMPENSATION ACTUALLY PAID
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
GAAP NET INCOME
2021
2022
PEO CAP $1,018,711 $988,836
Non-PEO NEO CAP $775,175 $711,872
GAAP Net Income $14,109,000 $25,361,000

Agreements with Executive Officers

Chair, President and Chief Executive Officer

On October 1, 2018, we amended a 2016 employment agreement with Beth Garvey pursuant to which Ms. Garvey serves as our President and Chief Executive Officer through September 30, 2021. The agreement remains in effect under successive one-year extensions unless terminated pursuant its terms. Ms. Garvey's annual compensation is evaluated annually, but may not be less than $350,000 per year. Effective December 27, 2020, Ms. Garvey's annual salary was raised to $425,000.

Ms. Garvey is eligible to receive an annual cash bonus based on achieving certain adjusted EBITDA levels (as defined by the Compensation Committee) and, except as stated in her employment agreement, provided that Ms. Garvey is in our employment on the last day of the fiscal year. Moreover, if certain acquisitions occur during her employment period, Ms. Garvey will receive a bonus equal to 1% of the acquired company’s adjusted EBITDA, as determined by the Board, for the first 12 months after the acquisition’s closing date. The Compensation Committee may also grant discretionary bonuses.

In the event that Ms. Garvey’s employment is terminated by us without cause or by Ms. Garvey for good reason, Ms. Garvey will receive as severance installments equal to twelve months of base salary plus COBRA premiums for eighteen months for Ms. Garvey and her dependents. In the event that Ms. Garvey’s employment is terminated without cause or for good reason within one year of a change in control, Ms. Garvey will receive her base salary and COBRA premiums for eighteen months for her and her dependents. Ms. Garvey will also generally be entitled to receive any bonus payable but unpaid, payment for unused vacation days, and unpaid reimbursements. The severance is contingent upon Ms. Garvey’s execution of a separation agreement including a general release. In the event that Ms. Garvey’s employment is terminated by us for cause, or by Ms. Garvey other than for good reason, we will pay to Ms. Garvey any monthly salary, bonus, unused vacation, and expense reimbursements, earned or due to Ms. Garvey but unpaid.

We and Ms. Garvey have also entered into a confidentiality, non-solicitation, non-interference and non-competition agreement. Pursuant to the agreement, Ms. Garvey generally agrees not to disclose our confidential information (as defined in the agreement) and, for a period of eighteen months following her termination, not to solicit our client partners, interfere with our client partner and supplier relationships, or solicit our team members. Ms. Garvey also agrees not to compete with us for a period of twelve months after termination.

Ms. Garvey was granted stock options and stock awards during 2022 fiscal year as further described under “Outstanding Equity Awards” below.

BGSF – 2022 Proxy Statement – 19

Chief Financial Officer

In March 2023, Dan Hollenbach resigned as the Chief Financial Officer and Secretary, and will act as a senior advisor with BGSF through April 2024. Mr. Hollenbach’s resignation was part of the Company’s leadership succession plan and Mr. Hollenbach’s planned retirement. Mr. Hollenbach was granted stock options and stock awards during 2022 fiscal year as further described under “Outstanding Equity Awards” below.

In March 2023, the Board approved the appointment of John R. Barnett, as Chief Financial Officer and Secretary and we entered into an employment agreement with Mr. Barnett which remains in effect through December 31, 2025. The agreement remains in effect under successive one-year extensions unless terminated pursuant to its terms. Mr. Barnett's annual compensation is evaluated annually, but may not be less than $350,000 in 2023, will be raised to $375,000 effective March 25, 2024, and to $400,000 effective March 24, 2025.

Mr. Barnett is eligible to receive an annual bonus based on the Company achieving certain adjusted EBITDA levels as reported in BGSF’s financial statements for the applicable fiscal year. Moreover, if certain acquisitions occur during his employment period, and Mr. Barnett is involved in the acquisition as described in the employment agreement, he will receive a bonus equal to 1% of the acquired company’s adjusted EBITDA, as determined by the Board, for the first 12 months after the acquisition’s closing date. The Compensation Committee may also grant discretionary bonuses, stock options, or restricted stock. Incentive-based compensation, payments and benefits provided to Mr. Barnett under the employment agreement will be subject to claw back under certain limited circumstances as described in the employment agreement.

In the event that Mr. Barnett’s employment is terminated for any reason, he is eligible to receive his accrued but unpaid base salary, earned but unpaid acquisition bonus, and (if the termination is due to death, involuntary termination without “cause,” termination for “good reason,” or expiration of the employment period) earned but unpaid bonus for the preceding fiscal year and a prorated annual bonus for the fiscal year in which the termination occurs (each calculated as described in the employment agreement). In the event Mr. Barnett’s employment is terminated without “cause” or for “good reason,” or as a result of the Company’s not extending the employment term, he will also receive a severance amount equal to 12 months of base salary, which severance is contingent upon Mr. Barnett’s execution and non-revocation of a separation agreement including a general release. Mr. Barnett will also become fully vested in any outstanding equity awards, subject to the conditions specified in the employment agreement. In the event Mr. Barnett is terminated by the Company without “cause” or by Mr. Barnett after a “change of control” within one year after such “change of control,” then the aforementioned severance amount would be increased from 12 months to 18 months.

We and Mr. Barnett have also entered into a confidentiality, non-solicitation, non-interference and non-competition agreement. Pursuant to the agreement, Mr. Barnett generally agrees not to disclose our confidential information (as defined in the agreement) and, for a period of eighteen months following his termination, not to solicit our client partners, interfere with our client partner and supplier relationships, or solicit our team members. Mr. Barnett also agrees not to compete with us for a period of twelve months after termination as defined in the agreement.

BGSF – 2022 Proxy Statement – 20

2013 Long-Term Incentive Plan

In December 2013, the Board adopted the 2013 Plan. Under the 2013 Plan our team members, directors and consultants may receive incentive stock options and other awards. To the extent any option or award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of common stock thereunder, such shares shall again be available for issuance under the 2013 Plan, of which 1,012,967 shares remained available for issuance as of January 1, 2023.

The term of each option is determined by the Board but cannot exceed 10 years. Unless otherwise specified in an option agreement, options vest and become exercisable on the following schedule: 20% immediately and 20% on each anniversary date of the grant date. Each option shall be designated as an incentive stock option (“ISO”) or a non-qualified option (“NQO”). The exercise price of an ISO shall not be less than the fair market value of the stock covered by the ISO at the grant date; provided, however, the exercise price of an ISO granted to any person who owns, directly or indirectly, our stock constituting more than 10% of the total combined voting power of all classes of outstanding BGSF stock or of any affiliate of ours, shall not be less than 110% of such fair market value.

For more details on our 2013 Plan, see our registration statement on Form S-8 (File No. 333-193014) filed on December 20, 2013, Form S-8 (File No. 333-218869) filed on June 20, 2017, Form S-8 (File No. 333-251192) filed on December 8, 2020, and Note 16 in the Notes to Consolidated Financial Statements in the Form 10-K.

2020 Employee Stock Purchase Plan (“2020 ESPP”)

In November 2020, the Board adopted and the shareholders approved the 2020 ESPP. Under the 2020 ESPP, eligible team members of BGSF may elect for payroll deductions to purchase shares on each purchase date during an offering period. A total of 250,000 shares of common stock of BGSF, Inc. were initially reserved for issuance pursuant to the 2020 ESPP. As of January 1, 2023, 158,718 shares remain available for issuance.

For more details on our 2020 ESPP, see our registration statement on Form S-8 (File No. 333-251193) filed on December 8, 2020, and Note 16 in the Notes to Consolidated Financial Statements in the Form 10-K.
BGSF – 2022 Proxy Statement – 21

Outstanding Equity Awards

The following table presents outstanding equity awards as of January 1, 2023.

Name(*)	Option Awards							Stock Awards
	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
(a)		(b)	(c)		(d)	(e)	(f)	(g)		(h)

Beth Garvey	08/03/2022	—	23,872	(2)	—	$12.87	08/03/2032	—		—
	08/03/2022	10,000	16,128	(3)	—	$12.87	08/03/2032	—		—
	05/04/2022	—	—		—	$—	—	2,821	(9)	$37,491
	08/04/2021	—	6,000	(4)	—	$11.57	08/04/2031	—		—
	08/04/2021	4,000	—		—	$11.57	08/04/2031	—		—
	08/04/2021	—	—		—	$—	—	10,000	(10)	$140,100
	08/04/2020	3,600	—		—	$9.72	08/04/2030	—		—
	08/04/2020	—	2,400	(5)	—	$9.72	08/04/2030	—		—
	09/24/2018	6,148	—		—	$25.71	09/24/2028	—		—
	09/24/2018	93,852	—		—	$25.71	09/24/2028	—		—
	06/07/2017	2,500	—		—	$16.76	06/07/2027	—		—
	06/07/2017	10,000	—		—	$16.76	06/07/2027	—		—
	08/16/2016	13,185	—		—	$17.46	08/16/2026	—		—
	08/16/2016	36,815	—		—	$17.46	08/16/2026	—		—
	06/09/2015	20,000	—		—	$11.00	06/09/2025	—		—

Dan Hollenbach(1)	08/03/2022	2,000	—		—	$12.87	08/03/2032	—		—
	08/03/2022	—	8,000	(6)	—	$12.87	08/03/2032	—		—
	05/04/2022	—	—		—	$—	—	2,821	(9)	$37,491
	08/04/2021	—	3,000	(7)	—	$11.57	08/04/2031	—		—
	08/04/2021	2,000			—	$11.57	08/04/2031	—		—
	08/04/2021	—	—		—	$—	—	7,500	(11)	$105,075
	08/04/2020	2,700	—		—	$9.72	08/04/2030	—		—
	08/04/2020	—	1,800	(8)	—	$9.72	08/04/2030	—		—
	09/24/2018	8,408			—	$25.71	09/24/2028	—		—
	09/24/2018	66,592	—		—	$25.71	09/24/2028	—		—
	06/07/2017	5,000	—		—	$16.76	06/07/2027	—		—
	06/07/2017	7,500	—		—	$16.76	06/07/2027	—		—
	10/27/2015	17,012	—		—	$11.07	10/27/2025	—		—
	10/27/2015	19,835	—		—	$11.07	10/27/2025	—		—
(*) John R. Barnett was named as Chief Financial Officer and Secretary in March 2023.
(1)Dan Hollenbach was named as Senior Advisor in March 2023.
(2)Incentive stock options will vest 5,065 on August 3, 2023, 5,065, on August 3, 2024, 5,972 on August 3, 2025, and 7,770 on August 3, 2026.
(3)Non-qualified stock options will vest 4,935 on August 3, 2023, 4,935 on August 3, 2024, 4,028 on August 3, 2025, and 2,230 on August 2, 2026.
(4)Incentive stock options will vest 2,000 on August 4, 2023, 2,000 on August 4, 2024, and 2,000 on August 4, 2025.
(5)Non-qualified stock options will vest 1,200 on August 4, 2023, and 1,200 on August 4, 2024.
(6)Incentive stock options will vest 2,000 on August 3, 2023, 2,000 on August 3, 2024, 2,000 on August 3, 2025, and 2,000 August 3, 2026.
(7)Incentive stock options will vest 1,000 on August 4, 2023, 1,000 on August 4, 2024, and 1,000 on August 4, 2025.
(8)Non-qualified stock options will vest 900 on August 4, 2023, and 900 on August 4, 2024.
(9)Shares will vest 941 on May 4, 2023, 940 on May 4, 2024, and 940 on May 4, 2025.
BGSF – 2022 Proxy Statement – 22

(10)Shares will vest 5,000 on August 10, 2023, and 5,000 on August 10, 2024.
(11)Shares will vest 3,750 on August 10, 2023, and 3,750 on August 10, 2024.

Each option and stock award is subject to the condition that the optionee will have remained employed by BGSF or any one or more of its subsidiaries, through such vesting dates, and each option is further subject to the terms and conditions set forth in the 2013 Plan and in the applicable Stock Option Agreement.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is a current or former officer or team member (i.e., employee) of BGSF or its subsidiaries. No executive officer of BGSF served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Hedging Policy
Our Insider Trading Policy provides that a “covered person” (i.e., our directors and our officers at the vice president level or above), including such covered person’s spouse, other persons living in such covered person’s household and minor children and entities over which such covered person exercises control, is prohibited from engaging in the following transactions in our securities unless advance approval is obtained from our compliance officer: (1) short-term trading (i.e., covered persons who purchase our securities may not sell any of our securities of the same class for at least six months after the purchase); (2) short sales (i.e., covered persons may not sell our securities short); (3) options trading (i.e., covered persons may not buy or sell puts or calls or other derivative securities on our securities); (4) trading on margin or pledging (i.e., covered persons may not hold our securities in a margin account or pledge our securities as collateral for a loan; and (5) hedging (i.e., covered persons may not enter into hedging or monetization transactions or similar arrangements with respect to our securities).

BGSF – 2022 Proxy Statement – 23

PROPOSAL THREE:	AMENDMENTS TO THE 2013 BGSF LONG-TERM INCENTIVE PLAN
Background

At the annual meeting, stockholders will be asked to approve amendments to the 2013 Plan, which (a) increase the number of shares of our common stock that may be issued under the 2013 Plan by 250,000 shares, (b) adds a provision for forfeiture or recoupment (“clawback”) of awards granted under the 2013 Plan, (c) extends the expiration date of the 2013 Plan to February 6, 2034 (from February 6, 2024), (d) removes certain terms that were obsoleted by the Tax Cut and Jobs Act of 2017, and (e) makes certain other immaterial conforming and clerical changes.

The Board originally adopted the 2013 Plan effective December 20, 2013, and it was approved by our stockholders on February 6, 2014. On February 8, 2023, the Board adopted the amendments that are the subject of this proposal, subject to the approval of our stockholders. If approved by our stockholders at the 2023 annual meeting, the amendments will be effective as of the date of the 2023 annual meeting.

The Board believes that the 2013 Plan has assisted in our recruitment and retention of qualified non-management directors and key team members and has helped align their interests with the interests of our stockholders. The Board believes that the amendments to the 2013 Plan will allow us to remain competitive among our peers and to continue to promote these interests.

Additional 250,000 Shares

The amendments to the 2013 Plan add an additional 250,000 shares of common stock available for issuance so that a sufficient number of shares of BGSF common stock will be available for appropriate compensation to team members and directors. Equity awards are an important part of our compensation program and align the interests of our team members and our non-management directors with the long-term interests of our stockholders.

A total of 1,400,000 shares of common stock is currently reserved for issuance under the 2013 Plan. As of June 12, 2023, 911,769 shares have been issued under the 2013 Plan to team members, officers and our non-management directors. Additionally, we have 831,849 unexercised options outstanding, leaving only 80,186 shares available for future equity awards under the 2013 Plan. The 831,849 unexercised options outstanding have a weighted-average exercise price of $16.06 and a weighted-average remaining term of 6.2 years, as of June 12, 2023.

The proposed amendments make an additional 250,000 shares of common stock available for issuance under the 2013 Plan, bringing the total to 1,650,000 shares or approximately 15.2% of outstanding shares of our common stock as of June 12, 2023.

In setting the number of additional shares issuable under the 2013 Plan, our Board considered the number of shares currently available under the 2013 Plan and how long the shares available (both currently and assuming the approval by stockholders of this proposal) are expected to last. Based on our historical equity grant practices, if this proposal is approved by our stockholders the Board expects the increased aggregate share reserve under the 2013 Plan to provide us with enough shares of common stock for approximately three years, depending on the price of our shares, the size of our workforce, our compensation strategy and objectives, and various other factors. We cannot predict these factors with any degree of certainty at this time, and the share reserve under the 2013 Plan could last for a shorter or longer time.

The shares of common stock to be delivered under the 2013 Plan will be made available, at the discretion of our Board or the committee established by the Board to administer the 2013 Plan, either from authorized but unissued shares of common stock or from previously issued shares of common stock reacquired by BGSF, including shares of common stock purchased on the open market.

Forfeiture/Clawback

The amendments to the 2013 Plan add a provision that allows BGSF to subject a participant’s rights, payments, and benefits under the 2013 Plan to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events or performance conditions, or pursuant any compensation recoupment (“clawback”) policy adopted by BGSF. BGSF intends to adopt a compensation recoupment (“clawback”) policy that complies with NYSE listing standards and Exchange Act Rule 10D-1.

BGSF – 2022 Proxy Statement – 24

Term of the Plan

The amendments extend the extend the expiration date of the 2013 Plan from February 6, 2024 to February 6, 2034.

Other Amendments

The amendments to the 2013 Plan removes certain provisions that were obsoleted by the Tax Cut and Jobs Act of 2017, and makes certain other immaterial conforming and clerical changes.

Consequences of failing to Approve the Amendments to the 2013 Plan

The amendments to the 2013 Plan will not be implemented unless approved by stockholders. If the amendments are not approved by stockholders, the 2013 Plan will remain in effect in its present form and we will continue to grant awards thereunder until the share reserve under the 2013 Plan is exhausted or the 2013 Plan expires. If that occurs, we may be compelled to increase significantly the cash component of our compensation program, which may not necessarily align the compensation interests of our officers, team members and non-management directors with the investment interests of our stockholders, as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders. In addition, if the amendments are not approved by stockholders, the 2013 Plan will expire in accordance with its terms on February 6, 2023 (except that any award granted prior to such expiration would extend beyond such expiration until the final disposition of such award).

Our Board recommends that you vote “FOR” the proposal for the amendments to the BGSF, Inc. 2013 Long-Term Incentive Plan.

BGSF – 2022 Proxy Statement – 25

Equity Compensation Plans

The following equity compensation plan information is provided as of January 1, 2023:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders
2013 Long-Term Incentive Plan	883,699	$15.81	129,268
2020 Employee Stock Purchase Plan	—	$0.00	158,718
Total	883,699	$15.81	287,986

2013 Plan

Grant History

Since adoption of the 2013 Plan, we have granted the following awards to the individuals and groups listed below:

Name and Principal Position	Option Awards		Share-Based Awards
	Weighted Average Exercise Price	Total Shares Subject to Option Grants	Weighted Average Purchase Price	Total Stock Based Awards

Beth Garvey, President and Chief Executive Officer	$18.81	252,855	$12.08	29,568
Dan Hollenbach, Chief Financial Officer and Secretary (1)	$17.92	173,967	$11.73	21,385
John Barnett, Chief Financial Officer and Secretary(2)	$10.25	15,400	$10.40	6,375
All current executive officers, as a group	$18.16	442,222	$11.77	57,328

All current directors who are not executive officers, as a group	$10.85	96,693	$11.57	86,324
C. David Allen, Jr., director nominee	$13.76	11,289	$11.61	16,884
Douglas E. Hailey, director nominee	$9.45	34,037	$11.61	16,884
All team members who are not current executive officers, as a group	$14.05	339,287	$11.67	9,130
(1)    Mr. Hollenbach served as Chief Financial Officer and Secretary until March 2023
(2)    Mr. Barnett was named Chief Financial Officer and Secretary in March 2023

Summary of 2013 Plan (as amended by the proposed amendments)

The following is a summary of the material provisions of the 2013 Plan(as amended by the proposed amendments) and is qualified in its entirety by reference to the complete text of the 2013 Plan (as amended by the proposed amendments) attached as Annex A to this Proxy Statement.

Awards. The 2013 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“ISOs”), non-statutory stock options, restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), performance units, performance shares, and cash incentive awards to team members and non-management directors of BGSF and its subsidiaries.

BGSF – 2022 Proxy Statement – 26

Share Reserve. A total of 1,650,000 outstanding shares of our common stock are reserved for issuance under the 2013 Plan. Shares of our common stock that (a) are covered by the unexercised portion of an option or SAR that terminates, expires, is canceled or is settled in cash, (b) forfeited or repurchased under the 2013 Plan, (c) covered by awards that are forfeited, canceled, terminated or settled in cash, (d) withheld to pay the exercise price or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an award, or (e) subject to SARs or a similar award but not actually delivered in connection with exercise or settlement of the award, will not be deemed to have been issued under the 2013 Plan.

Plan Administration. Our Compensation Committee administers our 2013 Plan. Subject to the provisions of the 2013 Plan, the administrator has the power to administer our 2013 Plan in accordance with its terms, including but not limited to, the power to interpret the terms of our 2013 Plan and awards granted under it, to create, amend and revoke rules relating to our 2013 Plan, and to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards, and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards to reduce or increase their exercise prices, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards of the same type that may have a higher or lower exercise price or different terms, awards of a different type and/or cash.

No Repricing or Buyback of Options or SARs. The 2013 Plan prohibits the repricing of options or SARs granted under the plan, either by amending an existing award or by substituting a new award at a lower price. Further, the 2013 Plan prohibits BGSF from providing stock, cash, or other consideration to a participant in exchange for the cancellation of an option or SAR with an exercise price that is higher than the fair market value of the shares covered by the option or SAR.

Stock Options. Stock options may be granted under our 2013 Plan. The exercise price of options granted under our 2013 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an ISO may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. For non-statutory stock options, the exercise price must equal at least 100% of the fair market value. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of a team member or director, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option generally will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. However, if the exercise of an option is prevented by applicable law the exercise period may be extended under certain circumstances. Subject to the provisions of our 2013 Plan, the administrator determines the other terms of options.

SARs. SARs may be granted under our 2013 Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock between the grant date of the SAR and the exercise of the SAR. SARs may not have a term exceeding ten years. After the termination of service of an team member or director, he or she may exercise his or her SAR for the period of time stated in his or her SAR award agreement. However, in no event may a SAR be exercised later than the expiration of its term. Subject to the provisions of our 2013 Plan, the administrator determines the other terms of SARs, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a SAR will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock. Restricted stock may be granted under our 2013 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any team member or director and, subject to the provisions of our 2013 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

BGSF – 2022 Proxy Statement – 27

RSUs. RSUs may be granted under our 2013 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2013 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Performance Units and Performance Shares. Performance units and performance shares may be granted under our 2013 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Non-Management Directors. Our 2013 Plan provides that all non-management directors will be eligible to receive all types of awards (except for ISOs) under our 2013 Plan.

Non-Transferability of Awards. Unless the administrator provides otherwise, our 2013 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2013 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2013 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in our 2013 Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control. Our 2013 Plan provides that in the event of a merger or change in control, as defined under our 2013 Plan, each outstanding award will be treated as our Board determines.

Amendment; Termination. The administrator has the authority to amend, suspend or terminate our 2013 Plan provided such action does not impair the existing rights of any participant. Our 2013 Plan automatically will terminate on February 6, 2034, unless we terminate it sooner.

Plan Benefits

As of June 12, 2023, approximately 528 persons were eligible to receive awards under the 2013 Plan, including all of our non-management directors and executive officers.

Future grants under the 2013 Plan will be made at the discretion at the discretion of our Board or the committee established by the Board to administer the 2013 Plan, and, accordingly, future benefits under the 2013 Plan are not currently determinable. The 2022 Summary Compensation Table appearing elsewhere in this Proxy Statement shows the equity awards that were made under the 2013 Plan in 2021 and 2022 to our named executive officers.

On June 12, 2023, the last reported sale price of our common stock on the NYSE was $9.51.

BGSF – 2022 Proxy Statement – 28

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of transactions under the 2013 Plan. The summary is general in nature and is not intended to cover all the income tax consequences that may apply to a particular team member, director or to the Company. The provisions of the Internal Revenue Code (the “Code”) and regulations thereunder relating to these matters are complicated, may change, and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the income tax consequences of a participant's death, net investment income, or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 2013 Plan.

Non-Statutory Stock Options. The grant of a non-statutory stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and we will be entitled to a corresponding tax deduction. To the extent the participant is an team member, the amount realized as ordinary income is considered compensation and is subject to income tax withholding and FICA taxes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise and the holding period beginning on the date of exercise.

ISOs. The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if the participant was, without a break in service, employed by us or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the ISO is exercised.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the ISO and within one year of exercise of the ISO, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met resulting in a disqualified disposition, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, the additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. None of the gain from a disqualifying disposition is subject to income tax withholding nor considered wages for FICA and FUTA tax purposes. A cashless exercise of an ISO is considered a disqualified disposition for that portion of the shares deemed sold to cover the cost of the shares exercised and retained.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and we will be entitled to a corresponding deduction. Any subsequent gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise and the holding period will begin on the date stock was received.

Restricted Stock and Performance Shares. A grant of restricted stock or performance shares will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid or accrued on restricted stock during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction, when the dividends are paid to the holder of the restricted stock.

BGSF – 2022 Proxy Statement – 29

A participant may elect, pursuant to Section 83(b) of the Code, to have income recognized at the date a restricted stock award or performance share award, as the case may be, is granted. This election must be made within 30 days of grant. The amount of ordinary income required to be recognized is equal to the value of stock on date of grant less any amount required to be paid. This amount is subject to income tax withholding and subject to FICA and FUTA tax. We will be entitled to a corresponding deduction. The applicable capital gain holding period commences as of that date with a tax basis for reporting subsequent gains and losses equal to the value of the stock at the date of grant. However, to the extent a Section 83(b) election is made and the stock never vests and is forfeited, participant does not receive a deduction for the previous income recognized. Such loss is limited to any amounts previously paid.

Restricted Stock Units and Performance Units. A grant of restricted stock units or performance units will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid or accrued on restricted stock units during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction, when the dividend equivalents are paid to the holder of the restricted stock units. No election pursuant to Section 83(b) of the Code may be made with respect to restricted stock units and performance units.

Performance Awards and Other Stock-Based Awards. A grant of a performance award or other stock-based award will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.

Cash Incentive Awards. A grant of a cash incentive award generally will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon payment of the cash incentive award, the participant will realize ordinary income in an amount equal to the cash received, and we will be entitled to a corresponding deduction.

Section 162(m). Section 162(m) of the Code imposes a limit on the amount a company may deduct for U.S. tax purposes for compensation paid to executive officers covered by Section 162(m) of the Code. A company’s principal executive officer and principal financial officer serving at any time during the taxable year, its three other most highly compensated executive officers employed at the end of the taxable year and any employee who was covered under Section 162(m) for any earlier tax year that began after December 31, 2016 will be covered by Section 162(m) of the Code. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee can affect deductibility of compensation and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) of the Code will be fully deductible in light of the deductibility limitations of Section 162(m) of the Code. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes that such payments are appropriate and in our best interests, taking into consideration changing business conditions, the need to provide competitive compensation and retain the services of our executive officers, and the performance of our executive officers. The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of us and our stockholders.

BGSF – 2022 Proxy Statement – 30

Section 409A. Section 409A of the Code may cause certain deferred compensation amounts to be deemed currently taxable at normal rates and subject to an additional tax rate of at least 20%. It is intended that any amounts awarded pursuant to the 2013 Plan that are treated as deferred compensation for purposes of Section 409A of the Code shall be administered in a manner intended to comply with such requirements, to the extent applicable to such compensation.

Tax Withholding. As a condition to the delivery of any shares to the recipient of an award, we may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.

The preceding is based on current federal tax laws and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 2013 Plan. A participant may also be subject to state and local taxes.

BGSF – 2022 Proxy Statement – 31

PROPOSAL FOUR:	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY” VOTE)

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related Securities and Exchange Commission rules require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officer as disclosed in this Proxy Statement in accordance with SEC rules. We must provide this opportunity to our stockholders at least once every three years. Our Board has determined to provide this opportunity on an annual basis.

Our Board is requesting your advisory approval of the compensation of our named executive officers, for the 2022 fiscal year ended January 1, 2023, as disclosed in the Executive Officers section of this Proxy Statement, including the compensation tables, and the narrative discussion. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive compensation and benefits package that reflects executive performance, job complexity and strategic value of the position, which it believes also includes retention incentives, performance incentives, and alignment with the interests of our shareholders.

The vote on this proposal is advisory, which means that the vote will not be binding on the Company, the Board, or any committee of the Board. The compensation committee will consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program and in establishing our named executive officer compensation. In view of the foregoing, our stockholders will vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of the Company as disclosed in the Company’s Proxy Statement for the 2023 Annual Stockholders Meeting in accordance with the Securities and Exchange Commission’s compensation disclosure rules.”

Our Board recommends that you vote “FOR” the non-binding advisory resolution to approve the compensation of our named executive officers.

BGSF – 2022 Proxy Statement – 32

RELATED PERSON TRANSACTIONS
Policy on Review and Approval of Transactions with Related Persons
Our Board is currently primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related-person transactions and then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in these transactions. Our Audit Committee is responsible for the review, approval and ratification of “related-person transactions” between us and any related person. Under SEC rules, a related person is a director, executive officer, nominee for director or beneficial holder of more than of 5% of any class of our voting securities or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the Audit Committee will consider:
•the nature of the related person’s interest in the transaction;
•the material terms of the transaction, including the amount involved and type of transaction;
•the importance of the transaction to the related person and to the Company;
•whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and
•any other matters the Audit Committee deems appropriate.
Any member of the Audit Committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires certain officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and further requires us to identify in this Proxy Statement those officers, directors and persons who failed to timely file such a report. All Form 4 transactions for C. David Allen, Jr., Richard L. Baum, Jr., Beth Garvey, Douglas E. Hailey, Dan Hollenbach, Cynthia Marshall, and Paul A. Seid, were filed timely during 2022. Based solely on our review of these forms or written representations from such officers, directors and persons who own more than 10% of our common stock, we believe that all Section 16(a) filing requirements were met with respect to the 2022 fiscal year.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of February 13, 2023 by:

◦each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

◦each of our named executive officers and directors; and

◦all our executive officers and directors as a group.

Each stockholder’s percentage ownership is based on 10,789,903 shares of common stock outstanding as of February 13, 2023.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

The number and percentage of shares beneficially owned by a person includes shares that may be acquired by such person within 60 days of February 13, 2023 through the exercise of vested options, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Except as otherwise set forth below, the address of the persons below is c/o BGSF, Inc., 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

Name of Beneficial Owner(1)	Shares of Common Beneficially Stock Owned		Percent of Common Stock Beneficially Owned

C. David Allen, Jr.	33,158	(2)	*
Richard L. Baum, Jr.	102,660	(3)	*
Beth Garvey	252,158	(4)	2.3%
Douglas E. Hailey	162,127	(5)	1.5%
Dan Hollenbach	154,659	(6)	*
Cynthia Marshall	17,408	(7)	*
Paul A. Seid	105,715	(8)	*
All executive officers and directors as a group (7 total)	827,885		7.4%
North Star Investment Management Corporation (9)	593,023	(10)	5.5%

*	Less than 1%.
(1)	Donna Carroll was appointed a director in April 2023, serving on both the Audit and Compensation Committees. As of May 3, 2023, Ms. Carroll beneficially owned 1,428 shares of unvested, and 476 shares of vested restricted common stock.
(2)	Includes 5,428 shares of common stock issuable upon exercise of stock options and 7,209 shares of unvested restricted common stock.
(3)	Includes 17,678 shares of common stock issuable upon exercise of stock options, 53,650 shares of common stock held by a private investment company controlled by Mr. Baum, 10,388 shares of common stock held by a family trust and 7,209 shares of unvested restricted common stock.
(4)	Includes 200,100 shares of common stock issuable upon exercise of stock options and 12,821 shares of unvested restricted common stock.
(5)	Includes 29,176 shares of common stock issuable upon exercise of stock options and 7,209 shares of unvested restricted common stock.
(6)	Includes 131,047 shares of common stock issuable upon exercise of stock options and 10,321 shares of unvested restricted common stock.
(7)	Includes 2,428 shares of common stock issuable upon exercise of stock options and 7,209 shares of unvested restricted common stock.
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(8)	Includes 17,678 shares of common stock issuable upon exercise of stock options and 7,209 shares of unvested restricted common stock.
(9)	The address of North Star Investment Management Corporation is 20 N. Wacker Drive, Suite 1416, Chicago, Illinois 60606.
(10)
Based on schedule 13G filed with the SEC, includes 496,800 shares over which North Star Investment Management Corporation or its subsidiaries have sole voting power, 496,800 shares over which such entities have sole dispositive power, and 96,223 over which such entities have shared dispositive power.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal of a shareholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2024 annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received by us no later than March 2, 2024, unless the date of our 2024 annual meeting is more than 30 days before or after August 9, 2024, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. All proposals must be addressed to Corporate Secretary, BGSF, Inc., 5850 Granite Parkway, Suite 730, Plano, Texas 75024. A shareholder nomination of a person for election to our Board or a proposal for consideration at our 2024 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in Article II of our Bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have proposals included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Our Bylaws require that the proposal or nomination must be received by our Corporate Secretary at the above address no earlier than the close of business on April 11, 2024, and no later than the close of business on May 11, 2024, unless the date of the 2024 annual meeting is more than 30 days before or 70 days after August 9, 2024. If the date of the 2024 annual meeting is more than 30 days before or 70 days after August 9, 2024, we must receive the proposal or nomination no later than the tenth day following the day on which public disclosure of the date of the 2024 annual meeting is made.

OTHER BUSINESS

The Board does not intend to bring any business before the annual meeting other than the matters referred to in this Proxy Statement and at this time has not been informed of any matters that may be presented to the annual meeting by others. If, however, any other matters properly come before the annual meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

*****PLEASE VOTE—YOUR VOTE IS IMPORTANT*****

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ANNEX A
BGSF, Inc.
2013 Long-Term Incentive Plan
(As Amended)
Article 1
General Plan Information
1.1Background. The BGSF, Inc. 2013 Long-Term Incentive Plan (the “Plan”) permits the Company to grant Employees and Directors certain cash and equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Options, including ISOs, NQSOs, and Other Awards such as Stock Appreciation Rights and Cash Incentive Awards.
1.2Objectives. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s goals and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success; and to allow Participants to share in the success of the Company.
1.3Duration of the Plan. The Plan will be effective on the date it is approved by the Company’s shareholders. The Plan will remain in effect until terminated pursuant to Article 16, subject to the right of the Committee to amend or terminate the Plan at any time or until there are no more Shares available for issuance under the Plan and all cash Awards have been paid or forfeited.
Article 2
Definitions
The following terms will have the meanings set forth below, except as otherwise clearly required by the context.
“Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards.
2.1“Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award under the Plan. An Award Agreement may be in hard copy or electronic form as determined by the Committee.
2.2“Board” means the Board of Directors of the Company.
2.3“Cash Incentive Award” means a performance-based cash incentive Award granted pursuant to Section 9.5.
2.4“Change of Control” means one of the following events that occurs after the Effective Date:
a.any “Person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;
b.at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, at least a majority of the Board of Directors ceases to consist of “continuing directors” (meaning directors of the Company who either were directors prior to a transaction or who subsequently became directors and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to the transaction);
c.the Company’s shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation; or
d.the Company’s shareholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition of all or substantially all of the Company’s assets.
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2.5“Code” means the Internal Revenue Code of 1986, as amended.
2.6“Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards.
2.7“Company” means BGSF, Inc., a Delaware corporation, and any successor thereto.
2.8“Director” means a non-Employee member of the Board of Directors of the Company.
2.9“Disability” means that the Participant is disabled and receiving benefits under the terms of any long-term disability plan maintained by either the Company or a Subsidiary except for purposes of determining the term of an ISO, in which case the term “Disability” has the meaning ascribed to it under Code section 22(e)(3).
2.10“Effective Date” means the date the Plan becomes effective in accordance with Section 1.3.
2.11“Employee” means any employee of the Company or a Subsidiary.
2.12“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.13“Exchange Stock” has the meaning set forth in Article 15.
2.14“Fair Market Value” means, as of any date, the value of the Shares determined as follows:
a.if the Shares are listed on an established stock exchange or a national market system, fair market value will be the closing sales price of the Shares (or the closing bid, if no sales were reported) as quoted on the system or exchange (or the exchange or system with the greatest volume of trading in the Shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date a closing sales price or closing bid was reported), as reported in The Wall Street Journal or other source that the Committee or Board deems reliable; or
b.if the Shares are regularly quoted on an automated quotation system or by a recognized securities dealer, but selling prices are not reported, the fair market value of the Shares will be the mean between the high bid and high asked prices for the Shares on the date of determination (or, if no prices were reported on that date, on the last date prices were reported), as reported in The Wall Street Journal or other source that the Committee or the Board deems reliable; or
c.in the absence of an established market for the Shares of the type described in (a) and (b), above, fair market value will be determined by the Committee or the Board in good faith.
2.15“ISO” means an Option that is designated by the Committee as an “incentive stock option” within the meaning of Code section 422.
2.16“NQSO” means an Option that is not designated by the Committee as an ISO.
2.17“Option” means an ISO or NQSO granted under the Plan.
2.18“Other Award” means an Award granted to a Participant pursuant to Article 9.
2.19“Participant” means an Employee or Director who has been selected to receive an Award or who holds an outstanding Award.
2.20“Performance Share” means an Award granted pursuant to Article 8, which, on the date of grant, will have a value equal to the Fair Market Value of a Share on that date.
2.21“Performance Unit” means an Award granted pursuant to Article 8, which will have an initial value established by the Committee on the date of grant.
2.22“Restricted Stock” means an Award granted pursuant to Section 7.1.
2.23“Restricted Stock Unit” means an Award granted pursuant to Section 7.5.
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2.24“Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.
2.25“Share” means a share of the Company’s Common Stock, $0.01 par value per share.
2.26“Share Pool” means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.2.
2.27“Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Article 9.
2.28“Subsidiary” means (a) a corporation, partnership, joint venture, or other entity in which the Company has a direct or indirect ownership interest of at least 50%, and (b) any corporation, partnership, joint venture, or other entity in which the Company holds a direct or indirect ownership interest of less than 50% but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan; provided that the Shares subject to any Award must constitute “service recipient stock” for purposes of Code section 409A or otherwise not subject the Award to Code section 409A.
2.29“Ten Percent Shareholder” means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Code section 422(b)).
Article 3
Administration
3.1General. Except as otherwise determined by the Board in its discretion, the Plan will be administered by the Committee. The Committee will consist exclusively of two or more non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act. The members of the Committee will be appointed from time to time by, and will serve at the discretion of, the Board.
3.2Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of this Plan, the Committee will have full power in its discretion to select Employees who will participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; amend the terms and conditions of any outstanding Award; determine whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e., a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash. Further, the Committee will make all other determinations that may be necessary or advisable for the administration of the Plan.
3.3Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) any Plan-related functions within the scope of its responsibility, power, and authority as it deems appropriate. The Committee may not delegate its authority with respect to non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act.
3.4Decisions Binding. All determinations and decisions made by the Committee, and all related orders and resolutions of the Committee will be final, conclusive, and binding on all persons.
3.5Prohibitions on Repricing and Buyback. The Board and the Committee may not reprice Options or SARs granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price. The Board and the Committee are also prohibited from providing stock, cash, or other consideration to a Participant in exchange for the cancellation of any Option or SAR with an exercise price higher than the Fair Market Value of the Shares covered by the Option or SAR.
3.6Forfeiture/Claw-Back. To the extent applicable, Awards shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The
BGSF – 2022 Proxy Statement – 38

Committee may also require the application of this Section 3.6 with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under applicable laws.
Article 4
Shares Subject to the Plan and Maximum Awards
4.1Number of Shares Issuable under the Plan. Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing. Subject to adjustment as provided in Section 4.2, there will be reserved for issuance under Awards 1,650,000 shares of Common Stock. For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option or SAR that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash, (d) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award, and (e) Shares subject to SARs or a similar Award but not actually delivered in connection with the exercise or settlement of the Award.
4.2Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code section 368) or any partial or complete liquidation of the Company, such adjustment will be made in (a) the number and class of Shares available for grant under Section 4.1, (b) the number of Shares covered by each outstanding Award, and (c) the exercise price of each outstanding Option, in each case as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided, that, the number of Shares subject to any Award will always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.
Article 5
Eligibility and Participation
5.1Eligibility. All Employees and Directors are eligible to participate in the Plan. Only employees of the Company or a Subsidiary may be granted ISOs.
5.2Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Employees and Directors to whom Awards will be granted and will determine the nature and size of each Award.
Article 6
Stock Options
6.1Grant of Options. Subject to the terms of the Plan, Options may be granted to Participants at any time and from time to time in the number and on the terms determined by the Committee.
6.2Option Exercise Price. The Option exercise price under each Option may not be less than 100% of the Fair Market Value of the respective Share on the date the Option is granted. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option exercise price under each ISO may not be less than 110% of the Fair Market Value of the respective Share on the date the Option is granted.
6.3Term of Options. Each Option granted to a Participant will expire at the time the Committee determines at the time of grant; provided that no Option will be exercisable after the tenth anniversary of its date of grant. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option will not be exercisable after the fifth anniversary of its date of grant.
6.4Exercise of Options. Options granted under the Plan will be exercisable at the times and be subject to the restrictions and conditions that the Committee approves, which need not be the same for each grant or for each Participant. Options may be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

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6.5Payment. The purchase price for the Shares that an Option is exercised for must be paid to the Company in full at the time of exercise as follows:
a.in cash or its equivalent;
b.at the discretion of the Committee, in Shares having a Fair Market Value equal to the aggregate Option exercise price for the Shares being purchased and satisfying any other requirements imposed by the Committee; provided, that the Shares have been held by the Participant for no less than six months;
c.at the discretion of the Committee, partly in cash (or its equivalent) and partly in Shares;
d.through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option exercise price for the Shares being purchased; or
e.through other means as prescribed in the Award Agreement or by the Committee or the Board. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company may deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the participant and the Participant’s spouse), one or more Share certificates for the Shares purchased under the Option.
6.6Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required by the Code or applicable regulations, the following additional provisions will apply to the grant of Options that are intended to qualify as ISOs:
a.Fair Market Value Limitation. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code section 424) may not exceed $100,000 or any other amount subsequently specified by the Code or applicable regulations; provided, that, to the extent that the limitation is exceeded, any Options on Shares with a Fair Market Value in excess of the amount will be deemed to be NQSOs.
b.Code Section 422. ISOs will be subject to any other provisions that the Committee deems advisable, but will in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Code section 422. Moreover, (i) the total number of Shares available for issuance under the Plan, as set forth in Section 4.1, is available for issuance in the form of ISOs, but nothing in this Section 6.6(b)(i) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan, and (ii) no ISOs may be granted more than ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received shareholder approval.
Article 7
Restricted Stock and Restricted Stock Units
7.1Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in amounts that the Committee determines.
7.2Restrictions.
a.The Committee may impose any conditions or restrictions on any Shares of Restricted Stock that the Committee determines, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions, and restrictions under applicable federal or state securities laws.
b.The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until the time that all conditions and restrictions applicable to the Shares have been satisfied.
c.Except as otherwise provided in this Article, Shares of Restricted Stock that have not yet been forfeited or canceled will become freely transferable (subject to any restrictions under applicable securities laws) by the Participant after the last day of the applicable Restriction Period.
7.3Voting Rights. Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares during the Restriction Period.
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7.4Dividends and other Distributions. At the discretion of the Committee, during the Restriction Period, Shares of Restricted Stock may be credited with regular cash dividends paid with respect to the Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.
7.5Restricted Stock Units. In lieu of or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to those Awards as if those Awards were for Restricted Stock and subject to any other terms and conditions that the Committee determines (including, but not limited to, requiring or permitting deferral of the payment of Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 7.2). Each Restricted Stock Unit will have the value of one respective Share. Restricted Stock Units will be payable at the time the Committee determines in its discretion, and payments may be made in a lump sum or in installments, in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.
Article 8
Performance Units and Performance Shares
8.1Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants at any time and from time to time in amounts and subject to the terms determined by the Committee.
8.2Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the respective Share on the date of grant. The Committee will set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and value of Performance Units/Shares that will be paid out to the Participant.
8.3Earning Performance Units/Shares. Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Units/Shares will be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
8.4Form and Timing of Payment of Performance Units/Shares.
a.Distributions. Unless the Committee determines otherwise in its discretion, payment of earned Performance Units/Shares will be made in a single lump sum following the close of the applicable performance period. Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable performance period. Those Shares may be granted subject to any restrictions deemed appropriate by the Committee.
b.Dividends. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares that have been earned in connection with grants of Performance Units or Performance Shares, but not yet distributed to Participants. Dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares covered by Restricted Stock Awards. In addition, Participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to such Shares.
Article 9
Other Awards
9.1General. Subject to the terms of the Plan, the Committee may grant any type of Awards other than those that are specifically set forth in Article 6 through Article 8, including, but not limited to, SARs, Cash Incentive Awards, and the payment of Shares in lieu of cash under any Company incentive bonus plan or program. Subject to the terms of the Plan, the Committee, in its sole discretion, will determine the terms and conditions of any Other Awards.
9.2Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as determined by the Committee; provided that the SAR exercise price may not be less than 100% of the Fair Market Value of a respective Share on the date the SAR is granted. The Committee will have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to SARs.
9.3Term of SARs. The term of an SAR will be determined by the Committee, in its discretion; provided that the term may not exceed ten years.
9.4Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
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a.the excess of the Fair Market Value of a respective Share on the date of exercise over the grant price, by
b.the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.
9.5Cash Incentive Awards. Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under the Plan, subject to achievement of specified performance goals established by the Committee. At the expiration of the applicable performance period, the Committee will determine whether and the extent to which the performance goals are achieved and the extent to which each Cash Incentive Award has been earned. The amount (if any) payable to a Participant in respect of a Cash Incentive Award will be paid in cash as soon as practicable after the amount is determined, subject to any deferral conditions as may be permitted or prescribed consistent with the requirements of Code section 409A.
Article 10
Award Agreements
10.1In General. Each Award must be evidenced by an Award Agreement that includes the provisions determined by the Committee and that specifies:
a.in the case of an Option or SAR, the number of respective Shares to which the Option or SAR pertains, the Option exercise price or SAR grant price, the term of the Option or SAR, the schedule on which the Option or SAR becomes exercisable, and, in the case of an Option, whether it is intended to be an ISO or an NQSO;
b.in the case of Restricted Stock or Restricted Stock Units, the number of respective Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions, and the Restriction Period(s);
c.in the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), and the performance goals; and
d.in the case of a Cash Incentive Award, the amount that may be earned and the performance goals.
10.2Severance from Service. Each Award Agreement will set forth the extent to which the Participant will have rights under the Award following the Participant’s severance from service with the Company and its Subsidiaries. The Award Agreement may make distinctions based on the reason for the Participant’s severance from service.
10.3Restrictions on Transferability. Subject to the provisions of the Plan, each Award Agreement will set forth any restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee deems advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to the Shares. In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant’s Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and will be exercisable during the Participant’s lifetime only by the Participant.
10.4Uniformity Not Required. The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.
Article 11
Performance Measures
11.1Performance Criteria. The Committee may condition the grant, vesting, exercise or amount of any Award on the attainment of one or more of the following the performance measure(s):
a.income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);
b.return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);
c.cash flow thresholds;
d.cash flow return on investments, which equals net cash flows divided by owners’ equity;
BGSF – 2022 Proxy Statement – 42

e.gross revenues;
f.market share results;
g.market value added;
h.debt measures (including, without limitation, debt multiples);
i.economic value added;
j.share price (including, but not limited to, growth measures and total shareholder return);
k.(k)     individual performance; or
l.(l)    any other performance measure selected by the Committee.
11.2The performance measures may differ from Participant to Participant and from Award to Award. Such performance measures also may (but are not required to) be based solely by reference to the performance of the individual, the Company as a whole or any Subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other companies. Such a performance measure need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the performance measures.
11.3Adjustments. The Committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established performance measures.
11.4Certification. In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under the Award will be made prior to the time that the Committee certifies in writing that the performance measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made will be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date the Award was made.
Article 12
Beneficiary Designation
Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of the benefit. Each designation will revoke all prior designations by the same Participant with respect to the benefit, will be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s will be paid to the Participant’s estate unless otherwise provided in the Award Agreement.
Article 13
Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or in connection with any Other Awards, all in accordance with procedures and upon terms and conditions that the Committee, acting in its discretion, prescribes, subject to, and in accordance with, Code section 409A.
Article 14
No Right to Employment or Participation
14.1Employment. The Plan will not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee’s employment at any time, and the Plan does not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.
BGSF – 2022 Proxy Statement – 43

14.2Participation. No Employee or Director will have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.
Article 15
Change of Control
In the event of a Change of Control, the Board may in its sole discretion direct that (a) all option holders be permitted to exercise their outstanding Options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to the Change of Control; or (b) if, as part of a Change of Control transaction, the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their Shares (whether or not such Exchange Stock is the sole consideration), the Board may direct that all options and SARs for Shares that are outstanding at the time of the Change of Control transaction will be converted into options or SARs (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options and SARs will be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of a Change of Control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated. To the extent determined by the Committee, any outstanding options and SARs that are not exercised before a Change of Control described in Section 2.5(c) or 2.5(d) will automatically terminate upon the Change of Control.
Article 16
Amendment and Termination
16.1Amendment and Termination. Subject to the terms of the Plan, the Committee may, at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if the amendment were not approved by the shareholders of the Company will not be effective unless and until shareholder approval is obtained.
16.2Term of the Plan. Unless sooner terminated, the Plan will terminate on February 6, 2034.
16.3Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan may cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant. After the termination of the Plan, any previously granted Award will remain in effect and will continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.
Article 17
Tax Withholding
17.1Tax Withholding. The Company and its Subsidiaries will have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary determines to be required to comply with federal, state, local, or foreign tax withholding requirements.
17.2Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections will be irrevocable, made in writing, signed by the Participant, and will be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.
Article 18
Successors
All obligations of the Company under the Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

BGSF – 2022 Proxy Statement – 44

Article 19
Legal Construction
19.1Severability. If any provision of the Plan is held illegal or invalid for any reason, that illegality or invalidity will not affect the remaining provisions of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
19.2Requirements of Law. The granting of Awards and the issuance of Shares under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by any governmental agencies or national securities exchanges as may be required.
19.3Section 409A Compliance. Except as otherwise specifically provided by the Committee at the time an Award is made, any Award providing for a deferral of compensation must satisfy the requirements of Code section 409A. Toward that end, if any payment or benefit received or to be received by a Participant pursuant to an Award would cause the Participant to incur a penalty tax or interest under Code section 409A or any regulations or Treasury Department guidance promulgated thereunder, the Committee may reform the provision(s) of the Award in order to avoid, to the maximum extent practicable, the incurrence of any such penalty tax or interest.
19.4Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

BGSF – 2022 Proxy Statement – 45

ANNUAL MEETING OF SHAREHOLDERS OF

BGSF, INC.

August 9, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, Annual Report on Form 10-K, and proxy card are available at http://investor.bgsf.com/financials/annual-reports

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20230303000000000000 8 080923

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- ○ C. David Allen, Jr. — Class III director
- ○ Douglas E. Hailey — Class III director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BGSF, INC.
Proxy for Annual Meeting of Shareholders on August 9, 2023
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Beth Garvey and John R. Barnett, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of BGSF, Inc., to be held August 9, 2023 at the Omni PGA Resort, located at 4341 PGA Parkway, Frisco, TX 75033, and at any adjournments or postponements thereof, as follows (if no direction is given as to the manner in which this proxy should be voted, it will be voted in accordance with the Board of Directors' recommendations):

(continued and to be signed on the reverse side.)